AMENDMENT TO STOCKHOLDERS' AGREEMENT

                    This AMENDMENT (the "Amendment") to the
          STOCKHOLDERS' AGREEMENT, dated as of August 14, 1995 (the "Stockholders' Agreement"), a copy of which is attached hereto as Annex A, by and among Robert Nederlander, as voting trustee (the "Voting Trustee") under the Voting Trust Agreement dated as of May 29, 1991, by and among Riddell Sports, Inc., a Delaware corporation (the "Compa-ny") and all of the stockholders of the Company listed on Schedule A thereto (the "Voting Trust Agreement"), Lenny Corp., a Delaware corporation, Leonard Toboroff, P.C. Defined Benefit Plan ("Benefit Plan"), Leonard Toboroff ("Toboroff"), David Mauer ("Mauer"), Dan Cougill ("Cougill"), R.E.R. Corp., a Michigan Corporation ("R.E.R."), JEMC Corp., a Delaware corporation ("JEMC" and together with Lenny Corp., Benefit Plan, Toboroff, Mauer, R.E.R. and Cougill, the "Stockholders") is made by and among the Voting Trustee, the Stockholders and Jeffrey G. Webb (the "Executive") this 26th day of June, 1997.

                    Reference is hereby made to the EMPLOYMENT
          AGREEMENT dated as of May 5, 1997 (the "Employment Agree-ment"), by and between the Company and the Executive, a copy of which is attached hereto as Annex B.

                    WHEREAS, Section 3 of the Employment Agreement provides that the Company shall nominate the Executive and a designee (the "Designee") of the Executive reason-ably acceptable to the Board of Directors of the Company (the "Company Board") to the Company Board; and

                    WHEREAS, pursuant to Section 3 of the Employ-ment Agreement, the Company is required to use its best efforts to (i) cause the Executive and the Designee to be elected to the Company Board and (ii) cause the Executive to serve as Vice Chairman of the Company and on the Executive Committee of the Company Board, in each case for the duration of the Term (as defined in the Employ-ment Agreement) of the Employment Agreement; and

                    WHEREAS, the Executive has agreed, pursuant to
          Section 3 of the Employment Agreement, effective as of the Effective Date (as defined in the Employment Agree-ment), to become a party to the Stockholders' Agreement; and

                    WHEREAS, pursuant to Section 3 of the Employ-ment Agreement, the Company has agreed to amend the Stockholders' Agreement so that the parties thereto agree, for the duration of the Term, to vote their shares of Company common stock, par vale $.01 per share (the "Shares") (i) in favor of the election of the Executive and the Designee to the Company Board and (ii) in favor of the Plan (as defined below).

                    NOW, THEREFORE, in consideration of the forego-ing and mutual agreements hereinafter contained, the parties hereto agree as follows:

                    Section A. Definition of "Stockholders". The definition of the term "Stockholders" in the Stockholders' Agreement, as set forth in the first para-graph thereof, is hereby amended to include the Executive as one of the Stockholders and is restated in its entire-ty as follows:

                         "STOCKHOLDERS' AGREEMENT, dated as of
               August 14, 1995, as amended and restated on June
               26, 1997, by and among Robert Nederlander, as voting trustee (the "Voting Trustee") under the Voting Trust Agreement dated as of May 29, 1991, by and among Riddell Sports, Inc., a Delaware corpora-tion (the "Company"), and all of the stockholders of the Company listed on Schedule A thereto (the "Vot-ing Trust Agreement"), Lenny Corp., a Delaware corporation, Leonard Toboroff, P.C. Defined Benefit Plan ("Benefit Plan"), Leonard Toboroff ("Toboroff"), David Mauer ("Mauer"), Dan Cougill ("Cougill"), R.E.R. Corp., a Michigan Corporation ("R.E.R."), JEMC Corp., a Delaware corporation ("JEMC") and Jeffrey G. Webb (the "Executive" and together with Lenny Corp., Benefit Plan, Toboroff, Mauer, R.E.R., Cougill and JEMC, the "Stockhold-ers")."

                    Section B.  Amendment to Section 1.2.  Section
          1.2 of the Stockholders' Agreement is hereby amended and restated in its entirety as follows:

                         "1.2  Voting Agreement.

                              (a)  Each of the Stockholders (other
               than the Executive) hereby agrees that, during the term of this Agreement, at any meeting of the stock-holders of the Company or any adjournment thereof, however called, or in any other circumstances upon which its vote, consent, or other approval is sought, each of the Stockholders (other than the Executive) shall vote or cause to be voted such Stockholder's shares of Riddell Stock (i) as the Voting Trustee votes the Riddell Stock held pursuant to the Voting Trust, and (ii) during the Term of the Employment Agreement dated as of May 5, 1997 by and between the Company and the Executive (the "Employ-ment Agreement") (as "Term" is defined in the Em-ployment Agreement), and notwithstanding the above clause (i), (a) in favor of the election of the Executive and a designee (the "Designee") of Execu-tive reasonably acceptable to the Board of Directors of the Company (the "Company Board") (it being understood that any person who was a senior vice president or director of Varsity Spirit Corporation on May 5, 1997 shall be an acceptable Designee to the Company Board without further action) to the Company Board and (b) in favor of the Company's 1997 Stock Option Plan (the "Plan").

                              (b)  The Executive hereby agrees
               that, during the Term of the Employment Agreement (as "Term" is defined in the Employment Agreement), at any meeting of the stockholders of the Company or any adjournment thereof, however called, or in any other circumstances upon which his vote, consent or other approval is sought, the Executive shall vote or cause to be voted his shares of Riddell Stock as the Voting Trustee votes the Riddell Stock held pursuant to the Voting Trust."

                    Section C.  Amendment to Section 3.2(a).
          Section 3.2(a) of the Stockholders' Agreement is hereby amended to include the Executive as a required recipient of any Notices (as defined therein) to be sent to the Stockholders, with such Notices to be delivered to the following address (except as may otherwise requested in writing by the Executive):

                         Jeffrey G. Webb
                         1855 Wood Oak
                         Cordova, Tennessee 38015

                    Section D. Effective Date. This Amendment shall become effective as of the Effective Date (as defined in the Employment Agreement); provided that if the Employment Agreement shall be deemed cancelled and of no force and effect pursuant to the proviso of Section 2 of the Employment Agreement, this Amendment shall concur-rently be deemed cancelled and of no force and effect and the Stockholders' Agreement shall not be so amended hereby and shall remain in force and effect as if this Amendment had never been entered into by the parties hereto.

                    Section E. Entire Amendment. Except as amend-ed hereby, the Stockholders' Agreement shall remain in full force and effect.

                    Section F. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.


                    IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

                                   /s/ Robert Nederlander
                                   ---------------------------------
                                   Robert Nederlander, as
                                      Voting Trustee


                                   LENNY CORP.

                                   By: /s/ Leonard Toboroff
                                      ------------------------------
                                      Name: Leonard Toboroff
                                      Title: President


                                   LEONARD TOBOROFF, P.C.
                                   DEFINED BENEFIT PLAN

                                   By: /s/ Leonard Toboroff
                                      ------------------------------
                                      Name: Leonard Toboroff
                                      Title:  President


                                      /s/ Leonard Toboroff
                                      ------------------------------
                                      Leonard Toboroff, in his
                                        individual capacity


                                   JEMC CORP.

                                   By: /s/ John McConnaughy, Jr.
                                      -----------------------------
                                      Name: John McConnaughy, Jr.
                                      Title: President


                                   R.E.R. Corp.

                                   By: /s/ Robert Nederlander
                                      -----------------------------
                                      Name: Robert Nederlander
                                      Title: President


                                      /s/ David Mauer
                                      ------------------------------
                                      David Mauer, in his individual
                                        capacity


                                      /s/ Dan Cougill
                                      ------------------------------
                                      Dan Cougill, in his
                                        individual capacity


                                      /s/ Jeffrey G. Webb
                                      ------------------------------
                                      Jeffrey G. Webb, in his
                                        individual capacity